Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Royal Energy Resources, Inc. (“Royal Energy”)) for the quarter ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Boone, as Chief Executive Officer of Royal Energy, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Energy.

Date: May 14, 2019

/s/ Richard A. Boone
Richard A. Boone
Chief Executive Officer